Exhibit 5(a)

                        WATKINS LUDLAM & STENNIS, P.A.

                                        February 1, 1996

          Board of Directors
          Deposit Guaranty Corp.
          210 East Capital Street
          Jackson, Mississippi  39205

                         Re:  Deposit Guaranty Corp. Regis-
                              tration Statement on Form S-3

          Ladies and Gentlemen:

                    We have acted as special counsel to Deposit
          Guaranty Corp., a Mississippi corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 the "Registration Statement" to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $300,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company): (i) one or more series of its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities, which may be convertible at the option of a holder or the Company into Equity Securities (as described herein) of the Company (the "Subordinated Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants" and collectively with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"),
          (iii) shares of Preferred Stock, no par value (the "Preferred Stock"), which may be convertible, at the option of the holder, into Common Stock or any other class or series of Equity Securities of the Company or convertible at the option of the Company into Equity Securities, Debt Securities or other debt securities of the Company, (iv) fractional interests in shares of Preferred Stock represented by depositary shares ("Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) warrants to purchase Depositary Shares (the "Depositary Share Warrants"), (vii) Common Stock, no par value (the "Common Stock"), and (viii) warrants to purchase Common Stock (the "Common Stock Warrants,") in amounts, at prices, and on terms to be determined at the time of the offering. The Common Stock, the Preferred Stock, the Depositary Shares, the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants, are collectively referred to herein as the "Equity Securities."

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement.

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement filed with the Commission on November 16, 1995;
          (ii) the form of certificates to be used to represent the Common Stock, the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants; (iii) the Certificate of Incorporation and By-Laws of the Company, as amended to date; (iv) resolutions adopted by the Board of Directors of the Company relating to the issuance of the Equity Securities; (v) the form of Deposit Agreement (the "Deposit Agreement") proposed to be entered into between the Company and a bank or trust company to be selected by the Company, as filed with the Commission; (vi) the form of Depositary Receipt (the "Depositary Receipt") to be issued pursuant to the Deposit Agreement, as filed with the Commission; (vii) the form of Warrant Agreement (the "Warrant Agreement") proposed to be entered into between the Company and a bank or trust company, as filed with the Commission; and
          (viii) the form of Underwriting Agreement relating to the Equity Securities (the "Underwriting Agreement") proposed to be entered into between the Company and an underwriter or underwriters, as filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. Furthermore, we have also assumed the Debt Securities, the Indentures under which they are issued and any Underwriting Agreement executed in connection with such Debt Securities will have been validly executed and delivered by the Company under New York law and will be enforceable in accordance with such law, and that such Indentures will have been duly qualified under the Trust Indenture Act of 1939. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements or representations of officers and other representatives of the Company and others. We have assumed that the total number of shares of Common Stock and Preferred Stock respectively to be issued in connection with the transactions contemplated by the Registration Statement, when added to the number of Common Stock and Preferred Stock presently issued and outstanding respectively, would not exceed the number of such shares respectively authorized by the Company's Articles of Incorporation.

                    Members of our firm are admitted to the Bar in the State of Mississippi and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Equity Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                    Based upon and subject to the foregoing, we are of the opinion that:

                    1.  The Company has been organized, and is
               subsisting and in good standing, as a corporation under the laws of the State of Mississippi.

                    2.  With respect to any offering of Common
               Stock, when (i) the Registration Statement
               (including any amendments if necessary) has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                    3. With respect to any offering of Preferred Stock, when (i) the Registration Statement (including any amendments if necessary) has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement and Articles of Amendment to the Articles of Incorporation with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Articles of Amendment to the Articles of Incorporation with respect to the Preferred Stock has been duly approved by the Board of Directors of the Company, has been filed under the Mississippi Business Corporation Act (the "MBCA") and is in proper form under the laws of the State of Mississippi; (iv) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Preferred Stock and related matters in accordance with the Articles of Amendment to the Articles of Incorporation; and (vi) certificates representing the shares of Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, (a) the shares of Preferred Stock, when issued and sold in accordance with the Underwriting Agreement with respect to the Preferred Stock or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, and (b) if Debt Securities are issuable upon conversion of any convertible Preferred Stock, the Debt Securities issuable upon conversion of such convertible Preferred Stock will be validly issued, assuming that the conversion of the convertible Preferred Stock is in accordance with the terms of the Articles of Amendment to the Articles of Incorporation and that the Debt Securities have been duly completed, executed, authenticated, paid for and delivered in accordance with the terms of the Indenture relating thereto and that the Debt Securities are otherwise valid and enforceable obligations of the Company under New York law.

                    4. With respect to any offering of Depositary Shares, when (i) the Registration Statement (including any amendments if necessary) has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement and Articles of Amendment to the Articles of Incorporation relating to a particular series of Preferred Stock, of which the Depositary Shares represent a fraction, have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Articles of Amendment to the Articles of Incorporation with respect to the particular series of Preferred Stock, of which the Depositary Shares represent a fraction has been duly approved by the Board of Directors of the Company, has been filed under the MBCA and is in proper form under the laws of the State of Mississippi; (iv) the Deposit Agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Depositary Shares and related matters; and
               (vii) the Depositary Receipts are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Depositary Receipts, when issued and sold in accordance with the Underwriting Agreement with respect to the Depositary Receipts or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                    5.  With respect to any offering of Common
               Stock Warrants, Preferred Stock Warrants and
               Depositary Share Warrants (the "Equity Warrants"), when (i) the Registration Statement (including any amendments if necessary) has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement and, if applicable, Articles of Amendment to the Articles of Incorporation with respect to the Equity Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if applicable, Articles of Amendment to the Articles of Incorporation with respect to the Equity Warrants has been duly approved by the Board of Directors of the Company, has been filed under the MBCA and is in proper form under the laws of the State of Mississippi; (iv) the Warrant Agreement with respect to the Equity Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) if the Equity Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Equity Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Equity Warrants and related matters; and
               (vii) certificates representing the shares of Equity Warrants are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Equity Warrants, when issued and sold in accordance with the Underwriting Agreement with respect to the Equity Warrants or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement and to the reliance hereon, as to matters under Mississippi law, of Skadden, Arps, Slate, Meagher & Flom. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/Watkins Ludlam & Stennis, P.A.

                                   WATKINS LUDLAM & STENNIS, P.A.